Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Crystal Warwell Walker
813-206-3916	813-206-2697
gregg.haddad@wellcare.com	crystal.walker@wellcare.com

WELLCARE TO PRESENT
AT THE 31ST ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

Tampa, Florida (January 2, 2013) – WellCare Health Plans, Inc. (NYSE: WCG) today announced that Alec Cunningham, chief executive officer, will present at the 31st Annual J.P. Morgan Healthcare Conference.  The presentation will occur on Tuesday, January 8, 2013, at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).
The presentation will be webcast live.  In addition, a replay of the webcast will be available beginning approximately one hour following the conclusion of the live broadcast and for 30 days thereafter.  Both the live presentation and the replay will be available via the Company's web site at www.wellcare.com.
About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind and disabled, as well as prescription drug plans.  The Company served approximately 2.6 million members nationwide as of September 30, 2012.  For more information about WellCare, please visit the Company's Web site at www.wellcare.com.
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